Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+1 (714) 889-2200
Quiksilver, Inc. Reports Fiscal 2010 Second Quarter Financial Results
—	Net Revenues of $468 million versus $494 million in prior year

—	Pro-Forma Income from Continuing Operations of $0.11 per share versus $0.05 per share in prior year

—	Income from Continuing Operations of $0.06 per share versus $0.04 per share in prior year
Huntington Beach, California, June 3, 2010—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the second fiscal quarter ended April 30, 2010. Consolidated net revenues from continuing operations for the second quarter of fiscal 2010 decreased 5% to $468.3 million from $494.2 million in the second quarter of fiscal 2009. Pro-forma consolidated income from continuing operations for the second quarter of fiscal 2010 was $15.7 million, or $0.11 per share, compared to $6.6 million, or $0.05 per share, for the second quarter of fiscal 2009. Pro-forma income for the second quarter of fiscal 2010 excludes $2.9 million in restructuring charges, consisting primarily of severance pay, as well as a non-cash charge of $5.2 million for incremental stock compensation expense related to the appreciation in value of shares of company stock granted to Kelly Slater during the quarter following stockholder approval. These charges were partially offset by a gain of $1.3 million on the sale of the Raisins swimwear trademarks. Including these amounts, income from continuing operations was $8.8 million, or $0.06 per share, compared to $4.9 million, or $0.04 per share, for the second quarter of fiscal 2009. A reconciliation of GAAP results to pro-forma results is included in the accompanying tables. Net revenues and the income from continuing operations for all periods exclude the results of the Rossignol wintersports business, which was sold in November 2008 and is reported as discontinued operations.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We’re very pleased to again deliver financial results that exceeded our prior expectations. Even as the global economies exhibit inconsistent signs of recovery, it’s clear that the bold steps we’ve taken over the past several quarters to improve our operations and to stabilize our financial structure have made us a much stronger company. With inventories well-managed and great products in the market, we are well positioned to deliver improved financial performance in the future.”
Second Quarter Financial Highlights:
•	Pro-forma Adjusted EBITDA was $62.4 million compared to $45.4 million in the second quarter of fiscal 2009 despite a 5% revenue decline.
•	Gross margin improved 600 basis points to 53.2% compared to 47.2% in the second quarter of fiscal 2009 led by a 970 basis point improvement in the Americas.
•	Operating income in Europe, the company’s most profitable region, was 18.8% of revenues as gross margin improved 320 basis points to 59.9% from 56.7% in the second quarter of fiscal 2009.
•	Net debt at April 30, 2010, was $733 million, reduced by $201 million compared to $934 million at April 30, 2009.
Net revenues in the Americas decreased 13% during the second quarter of fiscal 2010 to $199.7 million from $230.0 million in the second quarter of fiscal 2009. As measured in U.S. dollars and reported in the financial statements, European net revenues decreased 1% during the second quarter of fiscal 2010 to $208.7 million from $210.5 million in the second quarter of fiscal 2009. In constant currency, European segment net revenues decreased

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

5% compared to the prior year. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues increased 12% to $58.6 million in the second quarter of fiscal 2010 from $52.3 million in the second quarter of fiscal 2009. In constant currency, Asia/Pacific segment net revenues decreased 17% compared to the prior year. Please refer to the accompanying tables in order to better understand the impact of foreign currency on revenue trends in our Europe and Asia/Pacific segments.
Consolidated inventories decreased 26% to $226.4 million at April 30, 2010 from $307.7 million at April 30, 2009. Consolidated trade accounts receivable decreased 19% to $333.3 million at April 30, 2010 from $411.0 million at April 30, 2009.
The company reduced its total debt to approximately $878 million and had approximately $155 million of availability under its credit lines in addition to approximately $145 million of unrestricted cash at the end of the second quarter.
Addressing its outlook for continuing operations, the company stated that based on current trends, third quarter revenues are expected to be down in the low teens on a percentage basis compared to the same quarter a year ago and that it expects to generate earnings per share on a diluted basis in the low-single-digit cents range. The company also indicated that it now expects Pro-forma Adjusted EBITDA for the full-year fiscal 2010 to be at the high-end of its previously stated range of 20 to 25% above fiscal 2009.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on outdoor action sports. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.
The company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the company’s revenue guidance, diluted earnings per share guidance, pro-forma adjusted EBITDA guidance and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at
www.quiksilver.com, www.roxy.com, www.dcshoes.com, www.lib-tech.com and www.hawkclothing.com.

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,
In thousands, except per share amounts	2010	2009
Revenues, net	$468,289	$494,173
Cost of goods sold	219,002	261,055

Gross profit	249,287	233,118

Selling, general and administrative expense	213,416	202,589

Operating income	35,871	30,529

Interest expense	21,039	13,552
Foreign currency (gain) loss	(4,614)	1,926
Other (income) expense	(5)	172

Income before provision for income taxes	19,451	14,879

Provision for income taxes	9,419	9,528

Income from continuing operations	10,032	5,351
Income (loss) from discontinued operations	602	(2,132)

Net income	10,634	3,219
Less: net income attributable to non-controlling interest	(1,210)	(406)

Net income attributable to Quiksilver, Inc.	$9,424	$2,813

Income per share from continuing operations attributable to Quiksilver, Inc.	$0.07	$0.04

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc.	$0.00	$(0.02)

Net income per share attributable to Quiksilver, Inc.	$0.07	$0.02

Income per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$0.06	$0.04

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$0.00	$(0.02)

Net income per share attributable to Quiksilver, Inc., assuming dilution	$0.06	$0.02

Weighted average common shares outstanding	128,090	127,324

Weighted average common shares outstanding, assuming dilution	145,376	128,091

Amounts attributable to Quiksilver, Inc.:

Income from continuing operations	$8,822	$4,945
Income (loss) from discontinued operations	602	(2,132)

Net income	$9,424	$2,813

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six Months Ended April 30,
In thousands, except per share amounts	2010	2009
Revenues, net	$901,026	$937,451
Cost of goods sold	429,590	497,170

Gross profit	471,436	440,281

Selling, general and administrative expense	416,576	409,407

Operating income	54,860	30,874

Interest expense	42,912	27,706
Foreign currency (gain) loss	(6,593)	3,356
Other expense (income)	—	(402)

Income before provision for income taxes	18,541	214

Provision for income taxes	13,093	60,109

Income (loss) from continuing operations	$5,448	$(59,895)
Income (loss) from discontinued operations	678	(130,696)

Net income (loss)	6,126	(190,591)
Less: net income attributable to non-controlling interest	(2,056)	(1,022)

Net income (loss) attributable to Quiksilver, Inc.	$4,070	$(191,613)

Income (loss) per share from continuing operations attributable to Quiksilver, Inc.	$0.03	$(0.48)

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc.	$0.01	$(1.03)

Net income (loss) per share attributable to Quiksilver, Inc.	$0.03	$(1.51)

Income (loss) per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$0.02	$(0.48)

Income (loss) per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$0.00	$(1.03)

Net income (loss) per share attributable to Quiksilver, Inc., assuming dilution	$0.03	$(1.51)

Weighted average common shares outstanding	127,875	127,157

Weighted average common shares outstanding, assuming dilution	139,622	127,157

Amounts attributable to Quiksilver, Inc.:

Income (loss) from continuing operations	$3,392	$(60,917)
Income (loss) from discontinued operations	678	(130,696)

Net income (loss)	$4,070	$(191,613)

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

CONSOLIDATED BALANCE SHEETS (Unaudited)

	April 30,	April 30,
In thousands	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$145,329	$74,052
Restricted cash	—	47,236
Trade accounts receivable, less allowance for doubtful accounts of $52,177 (2010) and $36,719 (2009)	333,267	410,971
Other receivables	30,253	32,260
Inventories	226,419	307,735
Deferred income taxes — short-term	45,569	92,482
Prepaid expenses and other current assets	41,912	33,757
Current assets held for sale	178	9,122

Total current assets	822,927	1,007,615

Fixed assets, net	220,586	228,918
Intangibles, net	141,397	142,792
Goodwill	322,096	304,991
Other assets	71,334	42,059
Deferred income taxes — long-term	54,259	13,803

Total assets	$1,632,599	$1,740,178

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Lines of credit	$14,886	$224,451
Accounts payable	137,354	169,075
Accrued liabilities	84,456	69,455
Current portion of long-term debt	45,198	225,936
Income taxes payable	5,739	20,396
Current liabilities of assets held for sale	260	1,415

Total current liabilities	287,893	710,728

Long-term debt	817,896	604,412
Other long-term liabilities	41,563	32,895

Total liabilities	1,147,352	1,348,035

Stockholders’ equity:
Common stock	1,355	1,310
Additional paid-in capital	381,267	339,686
Treasury stock	(6,778)	(6,778)
Retained earnings (accumulated deficit)	2,447	(1,194)
Accumulated other comprehensive income	97,462	53,585

Total Quiksilver, Inc. stockholders’ equity	475,753	386,609
Non-controlling interest	9,494	5,534

Total stockholders’ equity	485,247	392,143

Total liabilities & stockholders’ equity	$1,632,599	$1,740,178

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

Information related to operating segments is as follows (unaudited):

	Three Months Ended April 30,
In thousands	2010	2009
Revenues, net:
Americas	$199,733	$229,990
Europe	208,708	210,498
Asia/Pacific	58,645	52,299
Corporate operations	1,203	1,386

	$468,289	$494,173

Gross Profit:
Americas	$92,997	$84,895
Europe	125,108	119,447
Asia/Pacific	31,400	28,838
Corporate operations	(218)	(62)

	$249,287	$233,118

SG&A Expense:
Americas	$81,191	$89,021
Europe	85,960	79,060
Asia/Pacific	32,259	26,317
Corporate operations	14,006	8,191

	$213,416	$202,589

Operating Income (Loss):
Americas	$11,806	$(4,126)
Europe	39,148	40,387
Asia/Pacific	(859)	2,521
Corporate operations	(14,224)	(8,253)

	$35,871	$30,529

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

	Six Months Ended April 30,
In thousands	2010	2009
Revenues, net:
Americas	$386,694	$433,403
Europe	386,585	392,196
Asia/Pacific	125,697	109,889
Corporate operations	2,050	1,963

	$901,026	$937,451

Gross Profit:
Americas	$174,012	$160,561
Europe	229,361	220,213
Asia/Pacific	68,443	59,539
Corporate operations	(380)	(32)

	$471,436	$440,281

SG&A Expense:
Americas	$157,552	$181,027
Europe	171,764	157,825
Asia/Pacific	63,636	53,233
Corporate operations	23,624	17,322

	$416,576	$409,407

Operating Income (Loss):
Americas	$16,460	$(20,466)
Europe	57,597	62,388
Asia/Pacific	4,807	6,306
Corporate operations	(24,004)	(17,354)

	$54,860	$30,874

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

GAAP TO PRO-FORMA RECONCILIATION
(Unaudited)

	Three Months Ended
	April 30,
In thousands, except per share amounts	2010	2009
Income from continuing operations attributable to Quiksilver, Inc.	$8,822	$4,945
Restructuring charges, net of tax of $20 (2010) and $559 (2009)	2,870	1,669
Stock compensation expense	5,240	—
Gain from sale of Raisins trademarks	(1,252)	—

Pro-forma income from continuing operations	$15,680	$6,614

Pro-forma income per share from continuing operations	$0.12	$0.05

Pro-forma income per share from continuing operations, assuming dilution	$0.11	$0.05

Weighted average common shares outstanding	128,090	127,324

Weighted average common shares outstanding, assuming dilution	145,376	128,091

	Six Months Ended
	April 30,
In thousands, except per share amounts	2010	2009
Income (loss) from continuing operations attributable to Quiksilver, Inc.	$3,392	$(60,917)
Restructuring charges, net of tax of $107 (2010) and $559 (2009)	5,847	7,772
Stock compensation expense	5,240	—
Gain from sale of Raisins trademarks	(1,252)	—
Effect of U.S. tax valuation allowance	—	50,778

Pro-forma income (loss) from continuing operations	$13,227	$(2,367)

Pro-forma loss per share from continuing operations	$0.10	$(0.02)

Pro-forma loss per share from continuing operations, assuming dilution	$0.09	$(0.02)

Weighted average common shares outstanding	127,875	127,157

Weighted average common shares outstanding, assuming dilution	139,622	127,157

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended
	April 30,
In thousands	2010	2009
Income from continuing operations attributable to Quiksilver, Inc.	$8,822	$4,945
Provision for income taxes	9,419	9,528
Interest expense	21,039	13,552
Depreciation and amortization	13,453	13,435
Non-cash stock-based compensation expense	8,003	1,665

Adjusted EBITDA	$60,736	$43,125
Restructuring and other special charges	1,638	2,228

Pro-forma Adjusted EBITDA	$62,374	$45,353

	Six Months Ended
	April 30,
In thousands	2010	2009
Income (loss) from continuing operations attributable to Quiksilver, Inc.	$3,392	$(60,917)
Provision for income taxes	13,093	60,109
Interest expense	42,912	27,706
Depreciation and amortization	27,023	26,738
Non-cash stock-based compensation expense	10,135	4,372

Adjusted EBITDA	$96,555	$58,008
Restructuring and other special charges	4,702	8,331

Pro-forma Adjusted EBITDA	$101,257	$66,339

Definition of Adjusted EBITDA:
Adjusted EBITDA is defined as income from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for

Quiksilver, Inc. Fiscal 2010 Second Quarter Results
June 3, 2010

income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.
SUPPLEMENTAL EXCHANGE RATE INFORMATION
(Unaudited)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each reporting segment. As such, this methodology does not account for movements in individual currencies within an operating segment (for example, non-euro currencies within our European segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended April 30, 2009 and 2010:

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total
April 30, 2009	229,990	210,498	52,299	1,386	494,173
April 30, 2010	199,733	208,708	58,645	1,203	468,289
Percentage (decrease) increase	(13%)	(1%)	12%		(5%)

Constant currency (current year exchange rates)
April 30, 2009	229,990	219,321	70,305	1,386	521,002
April 30, 2010	199,733	208,708	58,645	1,203	468,289
Percentage decrease	(13%)	(5%)	(17%)		(10%)